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SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☐	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12
ATC HEALTHCARE, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ATC HEALTHCARE, INC.
1983 MARCUS AVENUE
LAKE SUCCESS, NEW YORK 11042

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 24, 2002

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ATC Healthcare, Inc., a Delaware corporation (the "Company"), will be held at the Andrew Hotel, 75 North Station Plaza, Great Neck, New York on Wednesday, July 24, 2002 at 10:00 a.m. (New York Time) for the following purposes:

            1)  To elect one Class C Director to serve for a three-year term and until their successor is elected and qualified; and

            2)  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only stockholders of record at the close of business on June 25, 2002 are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors,
/s/ DAVID SAVITSKY DAVID SAVITSKY Secretary

June 27, 2002

IMPORTANT:	Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. Accordingly, after reading the enclosed Proxy Statement, you are urged to SIGN, DATE and RETURN the enclosed proxy in the envelope provided which requires no postage if mailed in the United States.

ATC HEALTHCARE, INC.
1983 MARCUS AVENUE
LAKE SUCCESS, NEW YORK 11042

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 24, 2002

        This Proxy Statement and the accompanying proxy is being mailed to stockholders of ATC Healthcare, Inc. (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors (the "Board of Directors") for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Andrew Hotel, 75 North Station Plaza, Great Neck, New York on July 24, 2002, and any adjournment thereof. A copy of the notice of meeting accompanies this Proxy Statement. The first date on which this Proxy Statement and accompanying proxy are being sent to stockholders is on or about July 1, 2002.

SOLICITATION OF PROXIES

        All shares represented by proxies received pursuant to this solicitation will be voted as instructed. If no instructions are given, the persons named in the accompanying proxy intend to vote for the nominee named herein as a Class C Director of the Company.

        Stockholders who execute proxies may revoke them by delivering subsequently dated proxies or by giving written notice of revocation to the Secretary of the Company at any time before such proxies are voted. No proxy will be voted if the stockholder attends the meeting and elects to vote in person.

        The Board of Directors does not know of any matter other than as set forth herein that is expected to be presented for consideration at the meeting. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.

        A copy of the Annual Report of the Company containing financial statements for the fiscal year ended February 28, 2002, is included herewith, but is not to be considered part of the proxy soliciting materials.

        The Company's principal executive offices are located at 1983 Marcus Avenue, Lake Success, New York 11042.

RECORD DATE, OUTSTANDING VOTING SECURITIES,
VOTING RIGHTS AND VOTE REQUIRED

        Only stockholders of record at the close of business on June 25, 2002 (the "Record Date") will be entitled to notice of, and to vote at, the meeting and any adjournment thereof. As of the Record Date, 23,489,196 shares of the Company's Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), and 257,826 shares of the Company's Class B Common Stock, $.01 par value per share (the "Class B Common Stock," and, collectively with the Class A Common Stock, the "Common Stock"), were outstanding. As of the Record Date, the Class A Common Stock was held of record by approximately 270 holders and the Class B Common Stock was held of record by approximately 385 holders (in each case, including brokerage firms holding stock in "street name" and other nominees).

        Each holder of record of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held by such holder. Each holder of record of Class B Common Stock is entitled to ten votes (except in certain circumstances which are inapplicable to the election of directors) for each share of Class B Common Stock held by such holder. A holder may own both Class A Common Stock and Class B Common Stock, in which case such holder will be entitled to one vote for each share of Class A Common Stock and ten votes for each share of Class B Common Stock held by such holder.

        The Company's by-laws provide that the presence in person or by proxy of the greater of (i) the holders of a majority of the votes of the shares of stock entitled to vote at the meeting or (ii) 33 1/3% of the shares of stock entitled to vote at the meeting shall constitute a quorum. The affirmative vote of the holders of a majority of the votes of all of the shares of Class A and Class B Common Stock, voting together as one class, represented at the meeting in person or by proxy entitled to vote is necessary for the election of the nominee for Class C Director. As of the Record Date, 4,825,326 shares of Class A Common Stock and no shares of Class B Common Stock were held by the executive officers and directors of the Company. The executive officers and directors will control approximately 18.5% of the votes entitled to be cast at the annual meeting by holders of Common Stock. The executive officers and directors of the Company intend to vote their shares for the election of the nominee for Class C Director.

        With respect to abstentions, the shares will be considered present at the meeting to determine whether there is a quorum present, but since they are not affirmative votes for the proposal, they will have the same effect as a vote withheld on the election of the Class C Director or a vote against any other proposal. If a broker returns a properly executed proxy, but does not vote the shares on the proposal for the election of the Class C Director, those shares will be considered as present at the meeting and entitled to vote and will thus have the effect of a vote to withhold authority for the election of the Class C Director. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular non-routine proposal, those shares will be considered as present at the meeting to determine whether there is a quorum present, but because they are not entitled to vote on such proposal they will have no effect on the outcome of such proposal.

        There is a box on the proxy card to vote for or to withhold authority to vote for the nominee for Class C Director.

OWNERSHIP OF SECURITIES BY CERTAIN BENEFICIAL
OWNERS, DIRECTORS AND OFFICERS

        The following table sets forth information as of the Record Date with respect to the beneficial ownership of the Company's Class A Common Stock, by (i) each person known by the Company to beneficially own more than 5% of any class of voting securities of the Company, (ii) each director of the Company, (iii) the Company's Chief Executive Officer and the other executive officers of the Company whose annual salary and bonus exceed $100,000 (the "Named Executive Officers"), and (iv) all directors and executive officers of the Company as a group. None of the executive officers or directors of the Company beneficially owns any of the Company's Class B Common Stock.

Class A Common Stock

	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)
NAME OF BENEFICIAL OWNER	NUMBER OF SHARES OF CLASS A COMMON STOCK(2)		PERCENTAGE OF OUTSTANDING VOTES OWNED CLASS A COMMON STOCK	PERCENTAGE OF OUTSTANDING VOTES OWNED OF CLASS A AND CLASS B COMMON STOCK
Stephen Savitsky(3)	3,395,907	(4,5)	14.0%	12.6%
David Savitsky(3)	3,008,817	(4,6,7)	12.4%	11.2%
Bernard J. Firestone(3)	1,100		*	*
Jonathan J. Halpert(3)	0		*	*
Donald Meyers(3)	0		*	*
Edward Teixeira(3)	252,387	(8)	1.1%	1.0%
Alan Levy(3)	38,409	(9)	*	*
Dimensional Fund Advisors, Inc.(10)	1,372,460		5.8%	5.3%
All executive officers and directors as a group (7 persons)	6,696,621	(11)	26.4%	24.0%

*
Less than one percent

(1)
"Beneficial ownership" is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. In general, a person is treated as the "beneficial owner" of stock under Rule 13d-3 if such person has (or shares) (i) either investment power or voting power over such stock (which may be by means of a contract, arrangement, understanding, relationship or otherwise), or (ii) the right to acquire such stock within 60 days, including by means of the exercise of an option or the conversion of a convertible security. Each beneficial owner's percentage of ownership and percentage of votes is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date of this table have been exercised. Except as indicated in the footnotes that follow, shares listed in the table are held with sole voting and investment power.

(2)
Each holder of record of shares of Class A Common Stock is entitled to one vote per share held by such holder.

(3)
The address of each of these persons is c/o ATC Healthcare, Inc., 1983 Marcus Avenue, Lake Success, New York 11042. Each of these persons has sole power with respect to the voting and investment of the shares which he owns.

(4)
Includes options to purchase 809,589 shares of Class A Common Stock pursuant to various Company stock option plans which are exercisable within 60 days of the record date.

(5)
Includes 240,000 shares of Class A Common Stock held by Stephen Savitsky's    children. Mr. Savitsky disclaims beneficial ownership of these shares.

(6)
Includes 7,450 shares of Class A Common Stock held by David Savitsky's wife. Mr. Savitsky disclaims beneficial ownership of these shares.

(7)
Includes 273,800 shares of Class A Common Stock held by Mr. Savitsky's wife as trustee for the benefit of their three children and 135,000 shares of Class A Common Stock held directly by one of Mr. Savitsky's children. Mr. Savitsky disclaims beneficial ownership of these shares.

(8)
Includes options to purchase 216,116 shares of Class A Common Stock pursuant to various Company stock option plans which are exercisable within 60 days of the record date.

(9)
Includes options to purchase 36,666 shares of Class A Common Stock pursuant to various Company stock option plans which are exercisable within 60 days of the record date.

(10)
Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is located at 1299 Ocean Avenue, Santa Monica, California 90401. Dimensional is deemed to have beneficial ownership of 1,372,460 shares of Class A Common Stock, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans. Dimensional Fund Advisors, Inc. serves as investment manager for all of such entities, but Dimensional disclaims beneficial ownership of all such shares.

(11)
Includes options to purchase 1,871,294 shares of Class A Common Stock pursuant to various Company stock option plans which are exercisable within 60 days of the record date.

ELECTION OF CLASS C DIRECTOR

        The Board of Directors is divided into three classes. One class is elected each year to hold office for a three-year term and until their successors are elected and qualified. Class C is the class whose term will expire at the Annual Meeting. This class consists of one director, Stephen Savitsky, who is the nominee of the Board of Directors. The nominee for Class C Director, if elected by a majority of the votes cast at the Annual Meeting, will serve until the 2005 Annual Meeting and until his successor is elected and qualified. Unless otherwise instructed by the stockholders, it is intended that the shares represented by the proxies in the accompanying form will be voted for such nominee. If a nominee should become unavailable to serve for any reason, which the Board of Directors does not presently anticipate, the proxies will be voted for any substitute nominee who may be selected by the Board of Directors prior to or at the meeting or the Board of Directors may elect to fill the vacancy at a later date after selecting an appropriate nominee.

        In addition to the Class C Director, the Board of Directors consists of four other directors. David Savitsky and Jonathan Halpert are Class A directors whose term will expire at the 2003 annual meeting provided their successors are elected and qualified. Bernard Firestone and Donald Meyers are Class B Directors whose terms will expire at the 2004 Annual Meeting provided their successors are elected and qualified.

        The Company's By-Laws require that notice of nomination of persons for election to the Board of Directors, other than those made by the Board of Directors, must be submitted in writing to the Secretary of the Company not less than thirty nor more than sixty days prior to the Annual Meeting. The notice must set forth certain information concerning the nominees and the stockholders making the nominations. Also, within the same period, the Secretary of the Company must receive the nominee's written consent to being a nominee and a statement of intention to serve as a director, if elected.

        The nominee for Class C Director named in this Proxy Statement has filed with the Company a written consent to being a nominee and a statement of intention to serve as a director, if elected.

Required Affirmative Vote

        The election of the Class C Director requires the affirmative vote of a majority of the votes of all of the Class A and Class B Common Stock, voting together as one class, present at the meeting in person or by proxy entitled to vote thereon.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE LISTED NOMINEE.

DIRECTORS AND OFFICERS OF THE COMPANY

        The following table sets forth as to the nominee for election (shown by an asterisk), each other director and each executive officer: (1) such person's name; (2) the year in which such person was first elected (or designated) a director of the Company; (3) biographical information for the last five years; (4) certain other directorships, if any, held by such person; and (5) such person's age.

Name	Age	First Year Elected as Director	Position with Company and Business Experience
*Stephen Savitsky	56	1983	A founder of the Company, Mr. Savitsky has served as Chairman of the Board and a Director of the Company since 1983 (and of its predecessor from 1978 to 1983), Chief Executive Officer from 1978 to November 2001 and as President of the Company from November 1991 through November 1998. Since October 1999, Mr. Savitsky has also served as the Chief Executive Officer of Tender Loving Care Health Care Services, Inc., a national provider of home health care services and was a Director from October 1999 through November 2001. Mr. Savitsky is the brother of David Savitsky.
David Savitsky	54	1983
			A founder of the Company, Mr. Savitsky has served as President since December 1998 and Chief Executive Officer since November 2001 and as a Director of the Company since 1983. In addition, Mr. Savitsky served as Executive Vice President of the Company from December 1987 through November 1998 and as Chief Operating Officer of the Company from April 1991 through November 1998. Since October 1999, Mr. Savitsky has also served as Vice Chairman, Government Relations of Tender Loving Care Health Care Services, Inc and was a Director from October 1999 through November 2001. Mr. Savitsky is the brother of Stephen Savitsky.
Jonathan Halpert, Ph.D	57	1983
			Dr. Halpert was elected a Director by the Board of Directors in August 1987. He previously served as a Director of the Company from May 1983 until he resigned from the Board in February 1985. Dr. Halpert is a consultant in the area of deinstitutionalization of the mentally retarded and Chief Executive Officer of the Camelot Community Residence Program. Since October 1999, Dr. Halpert has also served as a Director of Tender Loving Care Health Care Services, Inc.

Bernard Firestone, Ph.D	53	1987
			Dr. Firestone was first elected a Director by the Board of Directors in August 1987. He is the dean of the College of Liberal Arts and Sciences and professor of political science at Hofstra University, where he has been teaching for 23 years. Since October 1999, Dr. Firestone has also served as a Director of Tender Loving Care Health Care Services, Inc.
Donald Meyers	73	1994
			Mr. Meyers was elected a Director by the Board of Directors in August 1994. He has been an Associate Clinical Professor, Health Policy and Management, and the Director of the Resident and Fellow Program in administration in New York University's Robert W. Wagner Graduate School of Public Service since November 1991. Mr. Meyers is also the President and sole director and stockholder of RMR Health & Hospital Management Consultants, Inc., a health care consulting firm, where he has been an executive officer, director and stockholder since 1976.
Edward Teixeira	59	N/A
			Mr. Teixeira has been the Executive Vice President and Chief Operating Officer of a principal subsidiary of the Company since April 1999. From December 1990 to April 1999, Mr. Teixeira served as the Senior Vice President, Franchising of a principal subsidiary of the Company.
Alan Levy	40	N/A
			Mr. Levy has been the Vice President of Finance, Chief Financial Officer and Treasurer of the Company since April 2000 and Senior Vice President since August 2000. From November 1999 through January 2000, Mr. Levy was Vice President and Chief Accounting Officer of Espernet.com, a residential internet service provider. From February 1997 to November 1999, Mr. Levy was the Treasurer, Controller and Chief Accounting Officer of Globix Corporation, a business internet service provider and computer equipment reseller. From March 1994 to February 1997, Mr. Levy was the Assistant to the Vice President—Finance of Del Laboratories, Inc., a manufacturer and distributor of cosmetics and over-the-counter pharmaceuticals.

OPERATION OF THE BOARD OF DIRECTORS

        The Board of Directors is responsible for the overall affairs of the Company. To assist it in carrying out its duties, certain authority has been delegated to standing committees of the Board.

        Each director who is not an officer or employee of the Company receives a fee of $10,000 per annum for service on the Company's Board of Directors. Directors who are officers or employees of the Company receive no fees for service on the Board.

        The Board of Directors held 3 meeting during the fiscal year ended February 28, 2002. All of the directors attended at least 75% of the meetings of the Board and applicable committees during the fiscal year ended February 28, 2002.

COMMITTEES OF THE BOARD

        The Executive Committee, the Audit Committee and the Compensation and Stock Option Committee are the only standing committees of the Board of Directors. Membership is as follows:

EXECUTIVE	AUDIT	COMPENSATION AND STOCK OPTION
Stephen Savitsky David Savitsky	Bernard J. Firestone Jonathan J. Halpert Donald Meyers	Bernard J. Firestone Jonathan J. Halpert

        The Executive Committee is authorized to exercise all powers of the Board when the Board is not in session, except as to matters upon which action by the Board itself is required.

        The Audit Committee generally assists the Board with respect to accounting, auditing and reporting practices. The Committee meets with management before all earnings releases. The Committee also meets with the Company's independent auditors to discuss any issues regarding the fair presentation of the Company's financial statements. The Board of Directors has adopted the Audit Committee Charter, a copy of which is attached as Exhibit A. The Board of Directors, in its business judgment, has determined that the members of the committee are "independent," as required by the listing standards of the American Stock Exchange.

        The Compensation and Stock Option Committee determines the cash and other incentive compensation, if any, to be paid to the Company's executive officers and other key employees. In addition, it administers the 1993 Stock Option Plan, 1994 Performance-Based Stock Option Plan, the 1998 Stock Option Plan, the 1998 Employee Stock Purchase Plan and the 2000 Stock Option Plan.

        The Executive Committee held numerous meetings throughout the year, the Audit Committee held four meetings, and the Compensation and Stock Option Committee held one meeting and acted by written consent on three occasions during the fiscal year ended February 28, 2002.

REPORT OF THE AUDIT COMMITTEE

        In the performance of our oversight responsibilities, the committee has reviewed and discussed with management the Company's audited financial statements for the fiscal year ended February 28, 2002.

        The committee has discussed with the independent accountants the matters to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees.

        The committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountants independence.

        Based on the review and discussions referred to above, in reliance on management and the independent auditors, and subject to the limitations of our role, the committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K.

                      Respectfully submitted,
                      Audit Committee
                      Bernard J. Firestone
                      Jonathan J. Halpert
                      Donald Meyers

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Company's Compensation and Stock Option Committee (the "Compensation Committee")is composed of Bernard J. Firestone and Jonathan J. Halpert.

        No member of the Compensation Committee of the Board of Directors of the Company was, during the fiscal year ended February 28, 2002, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries, or participated in any transactions during the last fiscal year requiring disclosure by the Company pursuant to the federal proxy rules. During the fiscal year ended February 28, 2002, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Company, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own beneficially more than ten percent of the Class A or Class B Common Stock to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock. Officers, directors and persons owning more than ten percent of the Class A Common Stock or Class B Common Stock are required to furnish the Company with copies of all such reports. To the Company's knowledge, based on a review of copies of such reports furnished to the Company and, if applicable, written representations from its officers and directors that no other reports were required, during the fiscal year ended February 28, 2002, all Section 16(a) filing requirements applicable to its executive officers, directors and persons owning beneficially more than ten percent of the Common Stock were complied with on a timely basis.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

        The following table sets forth information concerning the annual and long-term compensation of the Chief Executive Officer and the named Executive Officers, as previously defined, and the former Vice President of Finance and Chief Financial Officer who resigned effective April 2000 for services as executive officers of the Company for the last three fiscal years.

Summary Compensation Table

		ANNUAL COMPENSATION					LONG-TERM COMPENSATION AWARDS
NAME AND PRINCIPAL POSITION	YEAR	SALARY			BONUS COMPENSATION		SECURITIES UNDERLYING OPTIONS (#)
Stephen Savitsky Chairman of the Board	2002 2001 2000	$ $ $	313,988 289,846 494,277			— — —	200,000 — —
David Savitsky President, Secretary, Chief Executive Officer	2002 2001 2000	$ $ $	430,688 359,311 383,002			— — —	200,000 — —
Edward Teixeira Executive Vice President and Chief Operating Officer of a principal subsidiary	2002 2001 2000	$ $ $	236,774 208,653 206,512		$ $	15,000 — 23,000	60,000 — 160,000
Alan Levy Senior Vice President, Finance and Chief Financial Officer	2002 2001 2000	$ $	164,577 123,942 —	(1)		$10,000 — —	20,000 30,000 —
Joseph Murphy Vice President, Finance and Chief Financial Officer	2002 2001 2000	$ $	— 27,260 139,558			— — —	— — —

(1)
Mr. Levy began his employment effective April 2000.

Option Grants Table

        The following table sets forth information with respect to the Named Executive Officers concerning the grant of stock options during the fiscal year ended February 28, 2002. The Company did not have during such fiscal year, and currently does not have, any plans providing for the grant of stock appreciation rights ("SARs").

Option Grants in Last Fiscal Year
Individual Grants

NAME	NUMBER OF SECURITIES UNDERLYING OPTIONS GRANTED	% OF TOTAL OPTIONS GRANTED TO EMPLOYEES IN FISCAL YEAR	EXERCISE OR BASE PRICE	EXPIRATION DATE	GRANT DATE(1) PRESENT VALUE
Stephen Savitsky(2)	200,000	39.4%	$1.02	2011	$172,000
David Savitsky(2)	200,000	39.4%	$1.02	2011	172,000
Edward Teixeira(3)	60,000	11.8%	$1.02	2011	51,600
Alan Levy(3)	20,000	3.9%	$1.02	2011	17,200

(1)
The values shown were calculated utilizing the Black-Scholes option pricing model and are presented solely for the purpose of comparative disclosure in accordance with certain regulations of the Securities and Exchange Commission. This model is a mathematical formula used to value traded stock price volatility. The actual value that an executive officer may realize, if any, is dependent on the amount by which the stock price at the time of exercise exceeds the exercise price. There is no assurance that the value realized by an executive officer will be at or near the value estimated by the Black-Scholes model. In calculating the grant date present values, the Company used the following assumptions: (a) expected volatility of approximately 89%; (b) risk-free rate of return of approximately 4.5%; (c) no dividends payable during the relevant period; and (d) exercise at the end of a 10 year period from the date of grant.

(2)
Issued under the 2000 Stock Option Plan. None were exercisable as of February 28, 2002. 66,666 options became exercisable as of May 1, 2002.

(3)
Issued under the 1998 Stock Option Plan. None were exercisable as of February 28, 2002. 20,000 options issued to Mr. Teixeira and 6,666 options issued to Mr. Levy became exercisable as of May 1, 2002.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value Table

        The following table provides information concerning the number and value of stock options exercised during the fiscal year ended February 28, 2002, and held at the end of such fiscal year, by the Named Executive Officers. No SARs were exercised during such fiscal year, and no SARs are held by any Named Executive Officer, because the Company does not have any plans providing for SARs.

NAME	SHARES ACQUIRED ON EXERCISE	VALUE REALIZED	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS AT FEBRUARY 28, 2002 EXERCISABLE/UNEXERCISABLE	VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS AT FEBRUARY 28, 2002 EXERCISABLE/UNEXERCISABLE
Stephen Savitsky	—	—	742,923/1,237,768	$1,157,543/$1,783,030
David Savitsky	—	—	742,923/1,237,768	$1,157,543/$1,783,030
Edward Teixeira	—	—	224,450/98,350	$369,537/$134,810
Alan Levy	—	—	36,666/13,334	$62,399/$14,401

Employment Agreements

        On November 28, 2001, the Company amended its employment agreement with Stephen Savitsky, under which Mr. Savitsky now serves as Chairman of the Board of Directors of the Company and received an initial base salary of $201,625. Mr. Savitsky's employment agreement provides that during the term of his employment and for a period of six months thereafter he will not compete with the Company. Mr. Savitsky's employment agreement is automatically extended at the end of each year for an additional year and is terminable by the Company upon five years' notice. Mr. Savitsky's employment agreement provides that, upon a "change of control" of the Company and his termination of employment other than for his conviction of a felony, he will be entitled to receive a lump sum severance payment equal to 2.99 times his average annual compensation for the five calendar years prior to termination.

        On November 28, 2001, the Company amended its employment agreement with David Savitsky, under which Mr. Savitsky now serves as Chief Executive Officer, President and a Director of the Company and received an initial base salary of $503,619. Mr. Savitsky's employment agreement provides that during the term of his employment and for a period of six months thereafter he will not compete with the Company. Mr. Savitsky's employment agreement is automatically extended at the end of each year for an additional year and is terminable by the Company upon five years' notice. Mr. Savitsky's employment agreement provides that, upon a "change of control" of the Company and his termination of employment other than for his conviction of a felony, he will be entitled to receive a lump sum severance payment equal to 2.99 times his average annual compensation for the five calendar years prior to termination.

        Effective January 1, 2002, the Company amended its employment agreement with Edward Teixeira under which Mr. Teixeira serves as the Executive Vice President and Chief Operating Officer of a principal subsidiary of the Company and received an initial base salary of $250,000. The three year contract provides for annual increases in base salary of $15,000. Mr. Teixeira is also eligible to receive an automobile allowance of $6,700 per annum. Under his employment agreement, Mr. Teixeira is obligated to devote his full business time to the affairs of the Company. Further, if within 18 months after a "change of control" Mr. Teixeira terminates his employment or is terminated for any reason (other than the commission of a felony or the perpetration of fraud against the Company), he would then be entitled to receive an amount equal to eighteen months of his base salary. Mr. Teixeira's employment agreement provides that during the term of his employment and for a period of six months thereafter, he will not compete with the Company.

        Effective June 1, 2002, the Company amended its employment agreement with Alan Levy under which Mr. Levy serves as the Senior Vice President and Chief Financial Officer of the Company and received an initial base salary of $180,000. The two year contract provides for an annual increase in base salary of $10,000. Mr. Levy is also eligible to receive an automobile allowance of $8,000 per annum. Under his employment agreement, Mr. Levy is obligated to devote his full business time to the affairs of the Company. Further, if within 12 months after a "change of control" Mr. Levy terminates his employment or is terminated for any reason (other than the commission of a felony or the perpetration of fraud against the Company), he would then be entitled to receive an amount equal to twelve months of his base salary. Mr. Levy's employment agreement provides that during the term of his employment and for a period of six months thereafter, he will not compete with the Company. Mr. Levy received options to purchase 10,000 shares of Class A Company Stock at market value in connection with the execution of his employment agreement.

        If a "change of control" were to occur prior to the next anniversary date of the respective employment agreements of Stephen Savitsky, David Savitsky, Edward Teixeira and Alan Levy and their employment relationships with the Company were to terminate for reasons triggering the severance payments noted above, then the Company would be obligated to make lump sum payments to them in the approximate amounts of $606,000 and $1,512,000 to Stephen and David Savitsky, respectively, and weekly installment payments of $4,808 for eighteen months to Edward Teixeira and weekly installment payments of $3,462 for twelve months to Alan Levy. The lump sum severance payments payable after the end of the calendar year or the anniversary dates of the respective employment agreements, as the case may be, would change as a result of changes in such individuals' compensation. The term "change of control" as used in the employment agreements with the Company's executive officers refers to an event in which a person, corporation, partnership, association or entity (i) acquires a majority of the Company's outstanding voting securities, (ii) acquires securities of the Company bearing a majority of voting power with respect to election of directors of the Company, or (iii) acquires all or substantially all of the Company's assets.

Compensation and Stock Option Committee Report on Executive Compensation

  General

        The Compensation and Stock Option Committee (hereinafter, the "Committee") determines the cash and other incentive compensation, if any, to be paid to the Company's executive officers and other key employees. In addition, the Committee administers the Company's 1993 Stock Option Plan, 1994 Performance-Based Stock Option Plan, 1998 Stock Option Plan, 1998 Employee Stock Purchase Plan and the 2000 Stock Option Plan. The Committee currently consists of Bernard J. Firestone and Jonathan J. Halpert, each of whom is a non-employee director of the Company (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934).

  Compensation Philosophy

        The Committee has developed and implemented a compensation program that is designed to attract, motivate, reward and retain the broad-based management talent required to achieve the Company's business objectives and increase stockholder value. There are three major components of the Company's compensation program: base salary, short-term incentive compensation, including annual bonuses, and long-term incentive compensation, including stock options. These components are intended to provide management with incentives to aid the Company in achieving both its short-term and long-term objectives. While salary and bonus provide incentives to achieve short-term objectives, the Committee believes that the potential for equity ownership by management addresses the long-term objective of aligning management's and stockholders' interests in the enhancement of stockholder value.

        The Committee's executive compensation philosophy is to base management's pay, in part, on the achievement of the Company's annual and long-term performance goals, to provide competitive levels of compensation and to recognize individual initiative, achievement and length of service to the Company. The Committee does not assess these factors in a mechanical fashion, but rather relies on its business experience in making a subjective evaluation of the appropriate level and mix of compensation for each executive officer and key employee.

        The Committee evaluates the Company's performance by reviewing period to period changes in such quantitative measures of performance as stock price, revenue, net income and earnings per share. The Committee also considers qualitative performance criteria such as the development of new business strategies and resources, improvements in customer satisfaction and cost management. During the Company's most recently completed fiscal year, the Company increased revenues by 23.6%, improved profitability from a loss of $1.1 million to net earnings of $3.6 million and earnings per share improved from a loss of $.05 per share to an income of $.14 per share—diluted. Based upon the performance of the Company, bonuses of $15,000 and $10,000 were paid to Edward Teixeira and Alan Levy, respectively.

        The Committee believes that it competes for executives not only with the companies comprising the New Peer Group Index described below under the heading "Performance Graph" but also with numerous other companies in supplemental staffing and temporary personnel industries that are actively seeking executives having the same type of skills and experience as the Company's executives. The Committee has not made a statistical analysis of the compensation practices of these competitors, but tries to keep itself generally informed of such practices. The Committee believes that, notwithstanding the variety of compensation packages offered by these competitors which make objective comparisons difficult, the compensation paid by the Company to its executive officers and other key employees is above average, reflecting the Company's relative size and desire to retain its current employees.

        The Committee also considers other subjective factors bearing on the appropriate compensation for each of its executive officers and other key employees, such as the length of an employee's service with the Company, which the Committee believes enhances the value of the employee to the Company. The Committee takes note of the individual initiative demonstrated by such officers and employees in the development and implementation of the Company's business plan. Where appropriate, the Committee will consider the performance of specific divisions or departments of the Company for which the employee has direct supervisory responsibility.

        When the Company identifies a talented executive, it seeks to secure his or her employment for a long term. For this reason, the Company has entered into employment agreements with its executive officers, each of which provides for a specified base salary. The existence of these employment agreements establishes certain minimum salary and benefit levels for each covered employee during the term of such employee's agreement which may not be reduced by the Committee. The Committee is able, however, to apply its compensation philosophy at the time each such employment agreement is negotiated or renewed and in determining what, if any, additional compensation, including bonuses or issuances of stock or stock options, is appropriate beyond the minimums established by each employment agreement.

        The particular components of executive compensation employed by the Company are discussed in greater detail below.

  Salaries

        Base salaries for the Company's executive officers and other key employees are determined initially by evaluating the responsibilities of the position held and the experience of the individual in light of the Committee's compensation philosophy discussed above. No specific formula is applied in setting an employee's base salary, either with respect to the total amount of such base salary or the relative value such base salary should bear to the employee's total compensation package. The Committee believes that the base salaries paid by the Company should be maintained at levels at least competitive with those offered by companies with which the Company competes for executive talent in order to attract and retain executive officers and other key employees of the caliber that the Company desires.

        The base salaries for the Company's executive officers and other key employees are reflected in the employment agreements negotiated by the Company with each such employee and are accordingly subject to formal review only at the time each such contract is entered into or renewed. During its most recently completed fiscal year, the Company amended employment agreements with Stephen Savitsky, David Savitsky and Edward Teixeira. The terms of these employment agreements are described in greater detail above under the heading "Employment Agreements." In evaluating the terms of employment agreements, the Committee considers each of the factors described above, without assigning any specific weight to such factors.

  Stock Option Plans

        To promote the long-term objectives of the Company and encourage growth in stockholder value, options are granted to key executives who are in a position to make a substantial contribution to the long-term success of the Company. We believe that the executive officers should benefit together with stockholders as the Company's stock increases in value. Stock options focus the executives' efforts on managing the Company from the perspective of an owner with an equity stake in the business. Because the Company views stock option grants as a part of the executive officer's total annual compensation package, the amount of stock options outstanding at the time of a new grant or granted in prior years does not serve to increase or decrease the size of the new grant.

        In the fiscal year ended February 28, 2002, 200,000 stock options were granted to each of Stephen Savitsky and David Savitsky, 60,000 stock options were granted to Edward Teixeira and 20,000 stock options were granted to Alan Levy. It is the philosophy of the Committee that stock options be awarded to executive officers of the Company to promote alignment of long-term interests of such individuals and the Company's stockholders and to assist in the retention of such individuals. As with the other components of executive compensation, the Committee does not apply any fixed formula to determine the appropriate number of options to grant to an executive but rather relies on its subjective judgment in applying the compensation philosophy described above. In order to avoid any adverse effect of the Company's earnings or cash flow, the Committee has favored the granting of stock options over cash bonuses as a means of rewarding the Company's executive officers and other key employees.

  Compensation of Chief Executive Officer

        The Committee applies the same factors in considering David Savitsky's compensation that it applies to the Company's other executive officers and key employees. Mr. Savitsky's employment agreement establishes his annual minimum base salary, including the amount of his minimum annual salary adjustment. The Committee may reduce this base salary only at the time a new agreement is negotiated, although the Committee does have the ability to award Mr. Savitsky additional base salary and to give the five year notice necessary to terminate the agreement. During the fiscal year ended February 28, 2002, the Committee did not provide notice of termination to Mr. Savitsky. Mr. Savitsky's base salary was set at $503,619 pursuant to an amendment made in 2001 to his employment agreement. During the last year, Mr. Savitsky's efforts contributed to the Company's 23.6% increase in revenues to $149.4 million, profitability going from a loss of $1.1 million to net income of $3.6 million and earning per share from a loss of $.05 to income of $.14—diluted.

                      Compensation and Stock Option Committee

                      Bernard J. Firestone
                      Jonathan J. Halpert

Performance Graph

        The following Performance Graph compares the total cumulative return (assuming dividends are reinvested) on the Company's Common Stock during the five fiscal years ended February 28, 2002, with the cumulative return on the American Stock Exchange Market Index and a Peer Group Index, assuming investment of $100 in the Company's Common Stock, the American Stock Exchange Market Index and the Peer Group Index at March 1, 1997. The Peer Group selected by the Company consists of Kelly Services, Inc. and Star Multi Care Services, Inc. The Peer Group consists of a representative group of companies whose common stock has been publicly-traded during the five years ended February 28, 2002, and each of which, like the Company, engages in providing medical staffing services.

        The Performance Graph below is presented in accordance with SEC requirements. Stockholders are cautioned against drawing any conclusions from the data contained herein, as past results are not necessarily indicative of future stock performance. The Performance Graph in no way reflects the Company's forecast of future stock price performance. On March 19, 2002, the Company's Class A Common Stock commenced trading on the American Stock Exchange. Therefore, the performance graph below reflects the comparison with the American Stock Exchange Index in lieu of the Nasdaq Market Index used in past years. The total return for the five fiscal years ended February 28, 2002 on the Company's Common Stock, the American Stock Exchange Index and the NASDAQ Market Index assuming a $100 initial investment was $71, $146 and $157, respectively.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
AMONG ATC HEALTHCARE, INC., AMEX MARKET
INDEX AND PEER GROUP INDEX

CERTAIN TRANSACTIONS

        On October 20, 1999 (the "Distribution Date"), the Company spun-off its home health care operations to Tender Loving Care Health Care Services, Inc. ("TLCS"), which became an independent, publicly traded Company (the "Spin-off") as of the Distribution Date. The Spin-off was accomplished by TLCS acquiring 100% of the outstanding capital stock of the Company's subsidiaries engaged in the home health care business with a pro rata distribution made to the Company's stockholders of all of the shares of the TLCS common stock owned by the Company (the "Distribution").

        In connection with the Distribution, the Company entered into certain agreements with TLCS, which are described below. At the time the Company entered into such agreements with TLCS, Stephen Savitsky and David Savitsky, who together own approximately 18% of the Company's common stock, also owned approximately 20% of the TLCS common stock. In November 2001, all of the common stock of TLCS was acquired by a subsidiary of e-MedSoft.com, doing business as Med Diversified, Inc. Four of the Company's Directors were also Directors of TLCS and Messrs. Savitsky and Savitsky are executive officers of TLCS.

Distribution Agreement

        The Company and TLCS have entered into a distribution agreement (the "Distribution Agreement") which provides for, among other things, mechanics of the Distribution, cooperation regarding past matters and the allocation of responsibility for past obligations and certain obligations that may arise in the future.

        The Distribution Agreement provides that each of the Company and TLCS will indemnify the other party and its affiliates from and against any and all damage, loss, liability and expense arising out of or due to the failure of the indemnitor or any of its subsidiaries to pay, perform or otherwise discharge any of the liabilities or obligations for which it is responsible under the terms of the Distribution Agreement, which include, subject to certain exceptions, all liabilities and obligations arising out of the conduct or operation of their respective businesses before, on or after the Distribution Date. 50% of all costs and expenses of the Distribution incurred on or prior to the Distribution Date were to be paid by the Company and 50% were to be paid by TLCS. During the fiscal year ended February 28, 2002, the Company incurred no distribution expenses.

Tax Allocation Agreement

        The Company and TLCS have entered into a tax allocation agreement (the "Tax Allocation Agreement") to allocate certain tax liabilities between the Company and TLCS and their respective subsidiaries and to allocate responsibilities with respect to tax returns. Under the Tax Allocation Agreement, the Company and TLCS will each be responsible for the taxes allocated between the respective parties based on the legal entity on which the tax is imposed.

        The Tax Allocation Agreement provides that if the Company is subject to any tax attributable to the Distribution, including by reason of the Distribution's failure to qualify under Section 355 of the Internal Revenue Code of 1986, as amended, as a tax-free distribution, then the Company shall be responsible for any such tax. In the Tax Allocation Agreement, TLCS represented that it has no plan or intention to take certain specified actions which might adversely affect the tax-free status of the Distribution which include: (a) no plan or intention to liquidate, merge with another corporation or sell or otherwise dispose of its assets subsequent to the Distribution except in the ordinary course of business; (b) no plan involving the issuance or transfer of equity interests in TLCS following the Distribution other than issuances to employees and consultants of TLCS upon the exercise of stock options under its option plan; and (c) no plan or intention for the transfer or cessation of a substantial portion of the business of TLCS or other substantial change in the business of TLCS following the Distribution.

Transitional Services Agreement

        The Company and TLCS have entered into an agreement pursuant to which TLCS furnishes various administrative services to the Company. The initial one-year term of the agreement expired on October 20, 2000. The agreement was automatically renewed at the end of the initial term and continues to be automatically renewed at the end of each successive three-month renewal term until terminated by either party upon written notice to the other party at least 90 days prior to the expiration of the applicable term. Fees payable by the Company to TLCS for such services are expected to be at the rate of 110% of the costs actually incurred. During the fiscal year ended February 28, 2002, the Company did not incur any expenses under this agreement.

Employee Benefits Agreement

        The Company and TLCS have entered into an employee benefits agreement (the "Employee Benefits Agreement") which sets forth the employee benefit plan arrangements that apply to those employees who became employees of TLCS as of the Distribution Date. The Employee Benefits Agreement requires that TLCS establish a 401(k) savings plan, welfare plans and stock purchase and option plans which are substantially the same in all respects to the corresponding plans maintained by the Company prior to the Distribution Date. TLCS has assumed, with certain exceptions, all liability and responsibility for providing continuation of health care coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") to TLCS employees and any former employee of the home health care business of the Company prior to the Distribution. The Employee Benefits Agreement also provides for certain cross-indemnities with respect to the TLCS 401(k) plan and the Company 401(k) plan.

Trademark License Agreement

        The Company and TLCS have entered into a license agreement pursuant to which the Company will license to TLCS the right to use the service marks Staff Builders and the Stick Figure Logo in connection with home health care services. The license is royalty-free and will continue for so long as TLCS uses such marks in connection with home health care services. Both parties will have a right of termination upon 30 days' prior written notice to the other party if such party materially breaches the agreement.

Related Party Transactions

        In January, 2002, the Company purchased substantially all of the assets of Direct Staffing, Inc. ("DSI"), a licensee of the Company serving the territory consisting of Westchester County, New York and Northern New Jersey, and DSS Staffing Corp. ("DSS"), a licensee of the Company serving New York City and Long Island, New York, for a purchase price of $30,195,000. These two licensees were owned by an unrelated third party and by Stuart Savitsky, a son and Shabsi Schreier and Steven Weiner, two sons-in-law of the Company's Chairman of the Board of Directors, who have received in the aggregate 60% of the proceeds of the sale. The Company will be required to pay additional contingent consideration equal to the amount by which (a) the product of (i) Annualized Net Revenues (as defined in the asset purchase agreements) and (ii) 5.25 (the "Valuation") exceeds (b) $17,220,000, but if and only if such calculation exceeds $20 million.

        The purchase price is evidenced by two series of promissory notes issued to each of the four owners of DSS and DSI. The first series of notes (the "First Series"), in the aggregate principal amount of $12,975,000, bears interest at the rate of 5% per annum and is payable in 36 consecutive equal monthly installments of principal, together with interest thereon, with the first installment becoming due on March 1, 2002. The second series of notes (the "Second Series"), in the aggregate principal amount of $17,220,000, bears interest at the rate of 5% per annum and is payable as follows:

$11 million, together with interest thereon, on January 31, 2005 (or earlier if certain capital events occur prior to such date) and the balance in 60 consecutive equal monthly installments of principal, together with interest thereon, with the first installment becoming due on April 30, 2005. If, on April 30, 2005, it is determined that the Valuation exceeds $20 million, then the then current aggregate principal balance of the Second Series shall be increased by such excess. Payment of both the First Series and the Second Series is secured by a second lien on the assets of the acquired franchises.

        Such licensees were paid gross licensee fees of approximately $6,527,000, $5,263,000 and $4,521,000 in fiscal 2002, 2001 and 2000, respectively.

STOCKHOLDER PROPOSALS

        Stockholders of the Company wishing to include proposals in the proxy material in relation to the Annual Meeting of the Company to be held in 2003 must submit the same in writing so as to be received at the executive offices of the Company on or before February 28, 2003. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

SELECTION OF INDEPENDENT ACCOUNTANTS

        On November 6, 2001, the Company's Board of Directors, upon the recommendation of the Audit Committee, selected the firm of PricewaterhouseCoopers, LLP ("PricewaterhouseCoopers") as the independent certified public accountants to audit the accounts of the Company for the fiscal year ended February 28, 2002.

        On November 6, 2001, the Company notified Deloitte & Touche, LLP ("Deloitte") that they were dismissed and would not be engaged to audit the Company's consolidated financial statements for our 2002 fiscal year. As required by securities laws, the Company filed a Current Report on Form 8-K, dated November 6, 2001, with the Securities and Exchange Commission announcing the change in accountants. In that Current Report on Form 8-K, the Company disclosed that Deloitte's report on the Company's consolidated financial statements for the two most recent fiscal years ended February 28, 2001 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years ended February 28, 2001 and the subsequent interim periods preceding November 6, 2001, there were no disagreements with Deloitte on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to such disagreements in its reports. The decision to change accountants was approved by the Company's Board of Directors, upon the recommendation of the audit committee. A letter from Deloitte, dated November 9, 2001, stating that they agreed with the disclosures in the Form 8-K regarding the change of auditors was filed as Exhibit 16.1 to an amendment to that Current Report on Form 8-K filed November 21, 2001.

        The Board of Directors has also appointed PricewaterhouseCoopers to serve as the Company's independent auditors for fiscal year ending February 28, 2003. A representative of PricewaterhouseCoopers is expected to be present at the Annual Meeting, with an opportunity to make a statement, if he so desires, and to respond to appropriate questions at the meeting.

        Fees billed to the Company by PricewaterhouseCoopers during the fiscal year ended February 28, 2002 were as follows:

        Audit fees—PricewaterhouseCoopers, LLP billed an aggregate of $100,000 in fees for services rendered for the annual audit of the Company's consolidated financial statements for the fiscal year ended February 28, 2002. The Company had also paid $12,000 to Deloitte & Touche, its former independent certified public accountants, for quarterly reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q.

        Financial Information System Design and Implementation Fees—None.

        All other Fees—PricewaterhouseCoopers billed an aggregate of $5,000 in fees to assist the Company in the accounting for its acquisition of DSS and DSI.

        The Audit Committee has reviewed the amount of fees paid to PricewaterhouseCoopers for audit and non-audit services, and concluded that the non-audit services provided and fees paid therefor have not impaired the independence of PricewaterhouseCoopers.

SOLICITATION STATEMENT

        The cost of this solicitation of proxies will be borne by the Company. Solicitation will be made primarily by mail, but the Company's regular employees may solicit proxies personally or by telephone, electronic transmission, facsimile transmission or telegram. Brokers, nominees, custodians and fiduciaries are requested to forward solicitation materials to obtain voting instructions from beneficial owners of shares registered in their names and the Company will reimburse such parties for their reasonable charges and expenses.

GENERAL

        The management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the meeting. If any other matters should properly come before this meeting, it is intended that proxies in the accompanying form will be voted on any such matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies by the persons voting them.

        THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON BEING SOLICITED BY THIS PROXY STATEMENT, UPON WRITTEN REQUEST, ADDITIONAL COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED FEBRUARY 28, 2002 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ALL SUCH REQUESTS SHOULD BE DIRECTED TO ALAN LEVY, ATC HEALTHCARE, INC., 1983 MARCUS AVENUE, LAKE SUCCESS, NEW YORK 11042.

        Insofar as any of the information in this Proxy Statement may rest peculiarly within the knowledge of persons other than the Company, the Company has relied upon information furnished by them.

By Order of the Board of Directors
/s/ DAVID SAVITSKY DAVID SAVITSKY Secretary

Dated: June 27, 2002

Exhibit A

AUDIT COMMITTEE CHARTER
OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        Role.    The primary function of the Audit Committee is to act on behalf of the Board of Directors in fulfilling its oversight responsibilities related to the Corporation's controls, reporting, and audit functions. Consistent with this oversight function, the Audit Committee shall authorize investigations into any matters within the Committee's responsibilities and, in doing so, have full access to the Corporation's records, employees, and independent auditor (with or without the presence of management).

        Structure.    The Audit Committee shall have at least three members and shall consist solely of independent Directors, consistent with the listing standards of the American Stock Exchange. All members of the Committee shall be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flows statement, or shall become able to do so within a reasonable period of time after appointment to the Committee. One or more of the members shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate.

        Relationship with Independent and Internal Auditors.    The Committee and Board of Directors have the ultimate responsibility to select, evaluate and, where appropriate, replace the independent auditor. The independent auditor in its capacity as independent public accountant, shall be responsible to the Board of Directors and the Audit Committee. Internal auditors shall be responsible to the Board of Directors through the Audit Committee. Periodically, the Committee will meet with the independent auditor and with internal auditors out of the presence of management

        Responsibilities and Duties.    The Committee's responsibility is oversight and it recognizes that management of the Corporation is responsible for preparing the Corporation's financial statements and maintaining effective internal controls and that the independent auditor is responsible for auditing the Corporation's financial statements. Management and the independent auditor have more knowledge and more detailed information about the Corporation than do Committee members. Accordingly, in carrying out its oversight responsibilities, the Committee will be relying on expertise of management and the independent auditor. To fulfill this oversight responsibility, the Audit Committee should receive reports from management and the independent audit to assess:

Risk Management and Controls.

  •
  The Corporation's business risk management process and the adequacy of the overall control environment, including controls in selected areas representing financial reporting and significant financial or business risk.

  •
  The Annual Scope and Plans of the independent and internal auditors.

  •
  Report on the activities of the Audit Committee.

Financial Reporting.

  •
  Receive reports of management and the independent auditor on the annual financial statements and related footnotes and the opinion of the independent auditor with respect to financial statements.

A-1

  •
  Receive reports of management and the independent auditor on any significant events, changes in accounting estimates, and changes in important accounting principles and their application, affecting the quality of the Corporation's quarterly financial reporting. The Chair of the Committee may represent the entire Committee for this purpose.

Internal Audit Responsibilities

  •
  Receive reports on the Audit Plan and the process to develop the Plan.

  •
  Receive reports on the status of significant findings, recommendations, and management's responses.

  •
  Review the charter, activities, organizational structure, and credentials of the Internal Audit department.

Independent Auditor Responsibilities

  •
  Ensure that the independent auditor submits, on a periodic basis, a formal written statement delineating all relationships between the independent auditor and the Corporation, as required by the Independence Standards Board, Standard Number One. The Audit Committee is then responsible for actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and for recommending that the Board of Directors take appropriate action, to oversee the independence of the independent auditor.

  •
  Review matters related to the conduct of the annual audit, which are required to be communicated by SAS 61 and other Generally Accepted Auditing Standards.

  •
  Conduct the annual discussion with the independent auditor on the quality and acceptability of the Corporations accounting principles.

  •
  Review the independent auditor's management letter.

Ethical, Legal and Regulatory Compliance Matters

  •
  The Corporation's processes regarding compliance with applicable laws, regulations, and its Code of Business Conduct, including those matters that could have a significant impact on the financial statements, compliance with policies, and reports from regulators.

  •
  Policies and procedures with respect to Executive Officer's expense accounts and perquisites, including their use of corporate assets (consider the review of these areas by the internal auditors).

  •
  Significant conflicts of interest and related-party transactions.

  •
  The adequacy of this Charter annually.

        Reports.    The Committee will report to the Board, at least annually, with respect to its activities, including the recommendation of the independent auditor. The Committee shall report to shareholders in the Corporation's proxy statement for its annual meeting, with respect to the Committee's responsibilities under this charter.

A-2

ATC HEALTHCARE, INC.

PROXY

ANNUAL MEETING OF STOCKHOLDERS
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Stephen Savitsky and David Savitsky and each of them (with power of substitution) proxies of the undersigned to represent and vote, as designated below, all shares of Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), and Class B Common Stock, $.01 par value per share (the "Class B Common Stock"), of ATC Healthcare, Inc., (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on July 24, 2002 and at any adjournment thereof. Each holder of shares of Class A Common Stock is entitled to one vote for each share held by such holder. Each holder of shares of Class B Common Stock is entitled to ten votes for each share held by such holder.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

        In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting.

        This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholders. If no direction is made, this Proxy will be voted "FOR" Item 1.

SEE REVERSE SIDE

☒	Please mark your votes as in this example.
		FOR NOMINEE	WITHHELD AUTHORITY FOR NOMINEE	NOMINEE FOR CLASS C DIRECTOR:
1.	Election of Class C Director	☐	☐	Stephen Savitsky

(Instruction: To withhold authority to vote for any individual nominee, write the nominee's name on the space below)

SIGNATURE(S)	DATE

IMPORTANT: Please date and sign as your name appears above and return in the enclosed envelope. When signing as executor, administrator, trustee, guardian, etc., please give full title as such. If the stockholder is a corporation, this proxy should be signed in the full corporation name by a duly authorized officer whose title is stated.

QuickLinks

SOLICITATION OF PROXIES
RECORD DATE, OUTSTANDING VOTING SECURITIES, VOTING RIGHTS AND VOTE REQUIRED
OWNERSHIP OF SECURITIES BY CERTAIN BENEFICIAL OWNERS, DIRECTORS AND OFFICERS
ELECTION OF CLASS C DIRECTOR
DIRECTORS AND OFFICERS OF THE COMPANY
OPERATION OF THE BOARD OF DIRECTORS
COMMITTEES OF THE BOARD
REPORT OF THE AUDIT COMMITTEE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Summary Compensation Table
Option Grants in Last Fiscal Year Individual Grants
COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN AMONG ATC HEALTHCARE, INC., AMEX MARKET INDEX AND PEER GROUP INDEX
CERTAIN TRANSACTIONS
STOCKHOLDER PROPOSALS
SELECTION OF INDEPENDENT ACCOUNTANTS
SOLICITATION STATEMENT
GENERAL
AUDIT COMMITTEE CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
ATC HEALTHCARE, INC.
PROXY
ANNUAL MEETING OF STOCKHOLDERS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS